Exhibit 99.1

Barclays Back-to-School Consumer Conference September 4, 2014 Kasper Jakobsen President & CEO Stan Burhans VP Finance - Global Commercial Operations

Safe Harbor Statement Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this presentation. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company's reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers' purchasing behavior and customers' ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company's ability to advertise its products or maintain product margins; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the SEC), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or other otherwise. Factors Affecting Comparability—Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, which may include non-GAAP net sales, gross profit, certain components of operating expenses including selling, general and administrative, research and development and other expenses-net, EBIT, earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining the above listed non-GAAP financial measures, include significant income/expenses not indicative of on-going results, including the related tax effect. The above listed non-GAAP measures represent an indication of the company’s underlying operating results and are intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure are included in the Appendix. For more information: Kathy MacDonald Vice President – Investor Relations Mead Johnson Nutrition Company 847-832-2182 kathy.macdonald@mjn.com September 2014 1

Strategy Reflects Strong Category Prospects 2 Economic Growth and Job Creation Increasing Spend on Premium Nutrition Increasing Number of Women in Workforce Middle Class and Dual-Income Families Emerge Trends Driving Category Growth Commitment to quality Investment in innovation and demand creation Focus on key consumer needs: Value-added specialty products Toddler nutrition Convenience Opportunistic external developments: Geographic reach Product/brand portfolio Capabilities People and capabilities Strategy For Growth

Key External Drivers of Long-Term Growth 3 Economic Growth and Job Creation Increasing Spend on Premium Nutrition Increasing Number of Women in Workforce Middle Class and Dual-Income Families Emerge Trends Driving Growth Kilograms per Birth Births/1,000 Population 2013 Birth Rate* 2013 IF-GUM Volume Consumption* * Births from CIA World Factbook (2013 estimates as of June 2014) and volume consumption from ERC annual report (June 2014), excludes the Indian subcontinent. IF-GUM is defined as Infant Formula and Growing Up Milks. 18 13 10 13 Latin America Asia Western Europe United States 12 24 34 42 Latin America Asia Western Europe United States

Focused Solely on Pediatric Nutrition Globally Diverse 4 Our Mission To nourish the world’s children for the best start in life Mead Johnson Key Markets* Our Vision Top Markets Mexico Canada Large Markets Malaysia Philippines Thailand Argentina Mid-size Markets Brazil Indonesia Peru Venezuela Vietnam USA China/HK Colombia 2013 Sales: $4.2 B USA China/HK * Based on 2013 net sales, order is alphabetical within grouping. Asia Latin America North America/Europe

China Our Top Markets 5

The China Opportunity Large market $10+ billion Infant & Growing Up Milk category 16+ million births annually One-child policy relaxed Vast and operationally complex Enhancing quality standards Competitive and fragmented More than 100 companies; consolidating Developing channels Opportunity in new and developing channels and segments 6 China Industry Volume* (%) 2010 2013 Supermarkets Baby Stores E-Commerce/100% Imports Cross Channel Selling Small * Nielsen Retail audit and Baby Store audit panel as of stated year. Premium/Mass tier data based on market-level categorization. Premium Mass Premium Mass

Dynamic Environment in China 7 Economy Category Tailwinds Headwinds GDP growth above 7% Growing middle class births Desire for “Imported Quality” E-Commerce expanding Baby Stores gaining share #1 Brand - Enfa Hong Kong Gentlecare Upcoming innovation Modern trade retailers losing share Regulatory changes Currently under-indexed in high growth channels 100% Imported

China A Path Forward 8 Invest to expand capacity to support evolving portfolio Increasing middle-class births 2013 IF-GUM Volume Consumption* Kilograms per Birth * Births from CIA World Factbook (2013 estimates as of June 2014) and volume consumption from ERC annual report (June 2014), IF-GUM is defined as Infant Formula and Growing Up Milks. Product line re-launch in Hong Kong (July 2014) 100% imported from the Netherlands A substantial portion of HK products are purchased by China visitors Mainland China product re-launch expected in 4Q 2014 20 42 China United States

9 China/HK Track Record of Success Net Sales* ($ Million) 30% 41% 5% 11% Sales Growth (Constant $) Specialty & Solutions Hong Kong Product C2C Expanding Into New Channels Introducing Imported Products E-Commerce Baby Stores * As reported in 10-K 2009 2010 2011 2012 2013

MJN Top Markets 10 United States

U.S. Category – Cause for Optimism 11 As more women reenter the workforce, breastfeeding is expected to decline Large cohort of women of childbearing age Annual number of births have flattened This cohort currently 24-29 years old U.S. Births* (In Millions) * CDC – Center of Disease Control & Prevention: Provisional data from the National Vital Statistics System, National Center for Health Statistics; Demographic Intelligence Report, 2014-2016, 3rd Quarter Edition Entering prime child-bearing years 2.5 2.7 2.9 3.1 3.3 3.5 3.7 3.9 4.1 4.3 4.5 4.3 4.2 4.1 4.0 4.0 4.0 3.9 2007 2008 2009 2010 2011 2012 2013

Regain share leadership Strategic WIC contract wins Winning with an innovative portfolio Focus on high-value Allergy Segment * Nielsen Total US Expanded XAOC: Infant (rolling 13-week) and Specialty (rolling 4-week) 12 U.S. Infant Growth Drivers Specialty Formula Value Share* Infant Formula Value Share* New 40% 50% 60% Nutramigen Share Top Competitor 32% 34% 36% 38% Enfamil Top Competitor

13 U.S. is a Major Segment Driver North America/Europe segment Core Net Sales(1) ($ Million) 3% -5% 1% Growth (Constant $) U.S. #1 Brand Recommended by Pediatricians(3) U.S. Long-Term Opportunity (1) “Core" excludes the impact from the close-out of U.S. adult private label contracts. (2) 2014 Estimate is as of July 22, 2014; guidance was provided in the company’s earnings release and quarterly earnings call. (3) Source for claim: Symphony Health Solutions ProVoice Survey Performance Measurement Report. Infant Children (2) Mid-single digits 2010 2011 2012 2013 2014 E

Financial Highlights 14

Strong Financial Performance 15 A history of strong sales and earnings growth Sales ($ Bil) Non-GAAP EPS Sales Growth (Constant Dollar) > 9% +9% +14% +9% +7% 2014 Estimate is as of July 22, 2014; guidance was provided in the company’s earnings release and quarterly earnings call. All years have been recast for mark-to-market accounting. $2.26 $2.47 $2.82 $3.15 $3.51 $3.65 - $3.72 $2.8 $3.1 $3.7 $3.9 $4.2 ~$4.4 2009 2010 2011 2012 2013 2014 E*

Growth in different geographies may fluctuate over time, while global growth remains more stable Diverse Sources of Growth 16 Guidance anticipates 2nd half to be lower than 1st half growth Asia lapping competitor recall in 3rd quarter Depleting China distributor inventory ahead of 4th quarter product launch Constant Dollar Sales Growth* Balanced Across Multiple Geographies 2013 Sales: $4.2 B USA China/HK * 2014 Estimate is as of July 22, 2014; guidance was provided in the company’s earnings release and quarterly earnings call. 5% 12% 11% 0% 5% 10% 15% 1st Half 2nd Half 1st Half 2nd Half 2014 Guidance ? 9% 2013 Actual 9% Asia Latin America North America/Europe

Gross Margin Fluctuates Within Range 2013 COGS 17 Dairy(1) Spot Prices on Seven Month Lag $/kg Oceania WMP Europe WMP U.S. NFDM Dairy headwinds and Singapore start-up costs drive lower GM % in 2014 Singapore spray dryer is operational Gross Margin as % of Annual Sales 62.0% 2012 63.6% 2013 Slightly above 62% 2014E(2) (1) Dairy acronyms: WMP = Whole Milk Powder; NFDM = Non-Fat Dry Milk (2) 2014 Estimate is as of July 22, 2014; guidance was provided in the company’s earnings release and quarterly earnings call. Agricultural 17% Other Raw Materials 6% Dairy 27% Packaging Materials 13% Conversion 37%

Stable EBIT Margin, Despite GM Fluctuations 18 We accelerate demand-generation activities when Gross Margin is favorable * 2014 Estimate is as of July 22, 2014; guidance was provided in the company’s earnings release and quarterly earnings call.

Strong Cash Flow 19 Excess cash flow and borrowing capacity provides flexibility to: Grow through M&A Return cash to shareholders: Dividends Share repurchases We have returned almost two-thirds of free cash flow to shareholders

Our Commitment to Our Shareholders 20 MJN Ambition Our Ambition is to deliver Revenue growth within the top quartile of peer group and Long-term Earnings growth at or above the rate of revenue growth We plan to achieve this through Increased market share of core categories Revenue growth at or above category growth rate Economic Growth and Job Creation Increasing Spend on Premium Nutrition Increasing Number of Women in Workforce Middle Class and Dual-Income Families Emerge Trends Driving Growth

21 Appendix

Reconciliation of non-GAAP to GAAP

	2009	2010	2011	2012	2013	2014		
	FY	FY	FY	FY	FY	1Q	2Q	HY
Net Sales (in millions)								
GAAP	$ 2,826.5	$ 3,141.6	$ 3,677.0	$ 3,901.3	$ 4,200.7	$ 1,113.3	$ 1,111.1	$ 2,224.4
Adjustments: (None)	-	-	-	-	-	-	-	-
Non-GAAP	$ 2,826.5	$ 3,141.6	$ 3,677.0	$ 3,901.3	$ 4,200.7	$ 1,113.3	$ 1,111.1	$ 2,224.4
Gross Margin (percentage of Net Sales)								
GAAP	65.1%	63.5%	62.2%	61.5%	63.6%	63.6%	61.6%	62.6%
Adjustment:								
Pension MTM Adjustment	0.4%	(0.1%)	0.8%	0.5%	(0.0%)	-	0.2%	0.1%
Non-GAAP	65.5%	63.4%	63.0%	62.0%	63.6%	63.6%	61.8%	62.7%
EBIT (percentage of Net Sales)[1]								
GAAP	23.4%	22.3%	19.0%	21.4%	23.2%	26.2%	22.0%	24.1%
Adjustments:								
IT and other separation costs	0.7%	1.8%	2.0%	0.5%	-	-	-	-
Severance and other costs	0.9%	0.2%	0.3%	0.5%	0.1%	0.0%	0.0%	0.0%
Legal, settlements and related costs	0.6%	0.3%	0.2%	0.1%	0.2%	0.5%	0.4%	0.5%
Pension MTM Adjustment	0.9%	(0.2%)	2.5%	1.5%	(0.3%)	-	0.6%	0.3%
IPO-related costs	1.1%	-	-	-	-	-	-	-
Gain on Asset Sale	(0.4%)	-	-	(0.2%)	-	-	-	-
Administrative penalty (China)	-	-	-	-	0.8%	-	-	-
Non-GAAP	27.2%	24.4%	24.0%	23.9%	24.0%	26.7%	23.1%	24.9%
[1] Table does not foot due to rounding								
EPS (dollars per share)								
GAAP DILUTIVE	$ 1.93	$ 2.27	$ 2.22	$ 2.83	$ 3.36	$ 1.00	$ 0.84	$ 1.84
Adjustments:								
IT and other separation costs	0.06	0.17	0.24	0.07	-	-	-	-
Severance and other costs	0.08	0.02	0.04	0.10	0.01	-	-	-
Legal, settlements and related costs	0.06	0.03	0.03	(0.01)	0.03	0.02	0.02	0.04
Pension MTM Adjustment	0.08	(0.02)	0.29	0.19	(0.04)	-	0.02	0.02
IPO-related costs	0.09	-	-	-	-	-	-	-
Gain on Asset Sale	(0.04)	-	-	(0.03)	-	-	-	-
Administrative penalty (China)	-	-	-	-	0.15	-	-	-
Non-GAAP	$ 2.26	$ 2.47	$ 2.82	$ 3.15	$ 3.51	$ 1.02	$ 0.88	$ 1.90
Diluted GAAP shares	200.7	205.1	205.0	204.3	203.1	202.4	202.7	202.5
GAAP EPS	$ 1.93	$ 2.27	$ 2.22	$ 2.83	$ 3.36	$ 1.00	$ 0.84	$ 1.84
Diluted Non-GAAP shares[1]	204.6	205.1	205.0	204.3	203.1	202.4	202.7	202.5
Non-GAAP EPS	$ 2.26	$ 2.47	$ 2.82	$ 3.15	$ 3.51	$ 1.02	$ 0.88	$ 1.90

(1) Prior to February 10, 2009, there were 170.0 million shares of common stock outstanding. The company issued an additional 34.5 million shares of common stock in the IPO. For Non-GAAP EPS, the diluted shares number of shares outstanding is 204.5 million through Q1 2009

Note: Quarterly and Non-GAAP results are not audited

22

23 Reconciliation of non-GAAP to GAAP 2011 2012 2013 FY FY FY Free Cash Flow Net Cash Provided by Operating Activities $ 632.8 $ 692.7 $ 806.6 Adjustments: Capital Expenditures (109.5) (124.4) (240.4) Free Cash Flow (by year) $ 523.3 $ 568.3 $ 566.2 Free Cash Flow (cumulative) $ 523.3 $ 1,091.6 $ 1,657.8